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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2001, except for Note 29, as to which the date is September 6, 2001 relating to the consolidated financial statements, which appears in Conoco Inc.'s Current Report on Form 8-K/A dated July 16, 2001, and of our report dated March 9, 2001 relating to the financial statement schedule of Conoco Inc., which appears in Conoco Inc.'s Annual Report on Form 10-K dated March 12, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our report dated May 17, 2001 relating to the financial statements of the Thrift Plan for Retail Employees of Conoco Inc., which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2000, and (ii) our report dated May 17, 2001 relating to the financial statements of the Thrift Plan for Employees of Conoco Inc., which appears in the Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
October 4, 2001